UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2006

VIKA CORP.
(Exact Name of Registrant as Specified in Charter)
Nevada	333-124421	98-0430675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2310 W. 2nd Ave., Suite 202, Vancouver, B.C., Canada		V6K 1J1
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code (604) 221-7384
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Prior to February 7, 2006, our business plan was focused on becoming a provider of private and secure carrier class data and voice network for small and medium size businesses.

On or about February 7, 2006, our management was presented with a business opportunity by the management of a private company with operations in California named Handheld Entertainment, Inc. ("Handheld") that upon evaluation proved more interesting than our previous business plan. As a result, our management suspended its efforts in relation to our original business plan and entered into negotiations with Handheld. After conducting due diligence and concluding negotiations it was determined that a reverse acquisition of Handheld was less speculative and contained greater benefits for us than the marketing and sale of wireless points of presence ("POPs") in Canada. In order to pursue this new business opportunity, we terminated our marketing and sales activities and entered into negotiations for a merger with Handheld.

In contemplation of a possible transaction with Handheld, on February 7, 2006, we entered into an Agreement and Plan of Merger (the "Merger Agreement") with Vika Corp., a Delaware corporation and our wholly-owned subsidiary ("Vika-DE"), for the purpose of reincorporating in the State of Delaware (the "Merger"). On February 8, 2006, we merged with Vika-DE so that we and Vika-DE became a single corporation (the "Surviving Corporation") which exists under, and is governed by, the laws of the State of Delaware.

As a result of the Merger, all of our assets, property, rights, privileges, powers and franchises became vested in and held and enjoyed by the Surviving Corporation and the Surviving Corporation assumed all of our obligations.

Item 3.03.    Material Modification to Rights of Security Holders.

Upon the effectiveness and as a result of the Merger, the Certificate of Incorporation and By-laws of Vika-DE became the Certificate of Incorporation and By-laws of the Surviving Corporation.

Each share of our common stock, par value $0.001 per share, which was issued and outstanding immediately prior to the Merger was converted into one issued and outstanding share of common stock, par value $0.0001 per share, of the Surviving Corporation (the "Common Stock"), so that the holders of all of the issued and outstanding shares of our common stock immediately prior to the Merger are the holders of Common Stock of the Surviving Corporation. All shares of Vika-DE owned by the Company immediately prior to the Merger were surrendered and cancelled.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the disclosure set forth under Item 3.03 above, which disclosure is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibits
2.1	Agreement and Plan of Merger, dated February 7, 2006, between Vika Corp., a Nevada corporation, and Vika Corp., a Delaware corporation
2.2	Certificate of Ownership and Merger merging Vika Corp., a Nevada corporation, into Vika Corp., a Delaware corporation
2.3	Articles of Merger merging Vika Corp., a Nevada corporation, into Vika Corp., a Delaware corporation
3.1	Certificate of Incorporation of Vika Corp., a Delaware corporation
3.2	By-laws of Vika Corp., a Delaware corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKA CORP.
Dated: February 8, 2006	By:	/s/ Scott Sutherland
Name: Scott Sutherland Title: President (Principal Executive Officer and Principal Financial Officer)